UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard

As disclosed by Dynatronics Corporation (“Registrant”) in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 2014, the Registrant informed the Nasdaq Stock Market (“Nasdaq”) on November 11, 2014 of the passing of Joseph H. Barton, a member of Registrant’s Board of Directors (“Board”), on November 7, 2014 and that as a result of Mr. Barton’s death the Registrant is no longer in compliance with Listing Rules 5605(b)(1) and 5605(c)(2).  On November 13, 2014, the Registrant received a notice from Nasdaq Listing Qualifications confirming that the Registrant no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605. Furthermore, Nasdaq confirmed that the Registrant is eligible for a cure period in order to regain compliance as follows:

•	until the earlier of the Registrant’s next annual shareholders’ meeting or November 7, 2015; or
•	if the next annual shareholders’ meeting is held before May 6, 2015, then the Registrant must provide evidence of compliance no later than May 6, 2015.

The Registrant intends to hold its next annual meeting of shareholders prior to May 6, 2015 and expects therefore to regain compliance of the Listing Rule prior to that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date:  November 14, 2014